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                                                                  Exhibit 10.21




                                            DATE OF EXECUTION: DECEMBER 31, 1993

                                  RENEWAL NOTE

     FOR VALUE RECEIVED, the undersigned National Health Corporation promises to pay to the order to National HealthCorp L.P. the principal amount of $10,000,000 which sum shall bear interest at 8 1/2% with interest to be paid quarterly and with the principal due and payable upon the first of the following to occur:

     a. The termination of that certain Management Agreement presently existing between National Health Corporation and National HealthCorp L.P. dated as of January 1, 1988, or

     b. The payment in full of that certain Promissory Note now held by NationsBank issued by the National Health Corporation Leveraged Stock Ownership Plan in the original principal amount of $38,500,000.

     Privilege is reserved to prepay this note, in whole or in part at any time without premium or fee.

     All installments of both principal and interest of this note are payable at such place as the holder hereof may designate in writing in lawful money of the United States of America.

     If this note is placed in the hands of an attorney for collection, by suit or otherwise, or to enforce its collection, or to protect the security for its payment, the undersigned will pay all costs of collection and litigation together with a reasonable attorney's fee.

     Upon failure to pay any installment of principal or any installment of interest of this note when due, then the remaining installments of principal shall at once become due and payable, at the option of the legal holder hereof.

     The makers and endorsers severally waive presentment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this note, and expressly agree that this note, or any payment thereunder, may be extended from time to time, without in any way affecting the liability of the makers and endorsers hereof.

     This Promissory Note is unsecured and is a Renewal Note of an original $10,000,000 Promissory Note made by National Health Corporation payable to the order of National HealthCorp L.P. The original note provided for principal reductions, but the reductions could only be made if approved by NationsBank. NationsBank by its


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extension of its "put" option to National HealthCorp L.P. specifically prohibited the payment of any principal on the original note.

     Executed this the 31st day of December, 1993.

                                    NATIONAL HEALTH CORPORATION

                                    By: /s/
                                       --------------------------------------
                                        Ernest G. Burgess, Senior Vice President